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                                                                   EXHIBIT 99.1
[GREY WOLF LOGO]
                             P R E S S  R E L E A S E

                             Contact:
                             David W. Wehlmann
                             Executive Vice President & Chief Financial Officer
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                                AMEX SYMBOL: GW

FOR IMMEDIATE RELEASE: HOUSTON, TEXAS - JULY 8, 2003, GREY WOLF, INC. UPDATES EARNINGS GUIDANCE FOR THE SECOND QUARTER 2003 DUE TO DEBT REFINANCING.

Houston, Texas, July 8, 2003 -- Grey Wolf, Inc. ("Grey Wolf" or the "Company") (AMEX-GW), announced updated guidance for its projected net loss per share for the second quarter of 2003. The Company expects a net loss of $.08 per share on a diluted basis for the second quarter of 2003 versus the $.05 net loss per share on a diluted basis projected by the Company on April 21, 2003. The increase in the estimated loss per share for the second quarter is due to costs associated with the redemption of $165.0 million aggregate principal amount of the Company's outstanding 8-7/8% Senior Notes due 2007 and interest expense on the Company's $150.0 million principal amount of 3.75% contingent convertible senior notes issued on May 7, 2003. The $165.0 million of 8-7/8% Senior Notes were redeemed on July 1, 2003 at 102.958%, plus accrued interest.

Interest expense for the second quarter of 2003 will be greater than the amount previously projected by approximately $8.5 million. This amount includes the $4.9 million redemption premium paid on the 8-7/8% Senior Notes, $2.5 million in accelerated amortization of a pro-rata portion of the previously deferred financing costs on the 8-7/8% Senior Notes, and interest on the 3.75% contingent convertible senior notes from May 7, 2003 to June 30, 2003.

The Company has scheduled an earnings conference call on July 31, 2003, at 10:00 a.m. CT to discuss the operating results for the second quarter of 2003. Earnings for the second quarter will be released before the call and there will be a question and answer period following the presentation. The call will be webcast live on the internet through the Investor Relations page on our website at:

                           http://www.gwdrilling.com

To participate by telephone, call (888)-882-0116 domestically or (212) 346-6455 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21153607. The conference call will be recorded and available for replay at 12:00 p.m. CT on July 31, 2003 until 12:00 p.m. CT on August 4, 2003. To hear the recording, please call (800) 633-8284 domestically or (402) 977-9140 internationally and enter access code 21153607. The call will be available for replay through our website for approximately two weeks after the conclusion of the call.



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GREY WOLF, INC.
10370 Richmond Avenue o Suite 600 o Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com
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         GREY WOLF, INC. - PRESS RELEASE - JULY 8, 2003


This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding the net loss per share for the quarter ended June 30, 2003. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, unexpected costs under turnkey drilling contracts, weather conditions, and the overall level of drilling activity in our market areas. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2002, for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.

Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of contract oil and gas land drilling services in the Ark-La-Tex, Gulf Coast, Mississippi/Alabama, South Texas, West Texas and Rocky Mountain regions with a total drilling rig fleet of 117.












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GREY WOLF, INC.
10370 Richmond Avenue o Suite 600 o Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com
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